EXHIBIT INDEX

1.19 Resolution of the Board of Directors of American Enterprise Life Insurance Company establishing 973 subaccounts dated April 26, 2004.

8.14 Copy of Fund Participation Agreement between American Enterprise Life Insurance Company and J.P. Morgan Series Trust II dated April 24, 2003.

9. Opinion of counsel and consent to its use as to the legality of the securities being registered.

10.1 Consent of Independent Auditors for the American Express Signature Variable Annuity.

10.2 Consent of Independent Auditors for the American Express Signature Select Variable Annuity.

13. Power of Attorney to sign Amendments to this Registration Statement, dated April 15, 2004.